Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed
AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND SERVICING AGREEMENT
THIS AMENDMENT dated as of August 1, 2024 (the “Effective Date”), to the Fund
Servicing Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK
GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties have previously entered into an Amended and Restated Fund
Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Administration
Agreement”), a Fund Accounting Agreement, dated June 8, 2006, as amended (the “Accounting
Agreement”), and a Transfer Agent Servicing Agreement, dated June 8, 2006, as amended (the
“Transfer Agent Agreement”);
WHEREAS, the parties desire to update the fund list to remove Pzena Long/Short Value
Fund and to amend the fee schedule in the Agreement for Pzena Investment Management, LLC,
and
WHEREAS, the amended fee schedule attached hereto shall be effective as of the
Effective Date, and shall remain in effect for a period of five (5) years; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Pzena Investment Management, LLC in the Agreement is hereby superseded and replaced with the Exhibit for Pzena Investment Management, LLC attached hereto.
2.Exhibit HH to the Administration Agreement is hereby superseded and replaced by the Exhibit for Pzena Investment Management, LLC attached hereto.
3.Exhibit HH to the Accounting Agreement is hereby superseded and replaced by the
Exhibit for Pzena Investment Management, LLC attached hereto.
4.Exhibit GG to the Transfer Agent Agreement is hereby superseded and replaced by the Exhibit for Pzena Investment Management, LLC attached hereto.
5.As of the Effective Date, the CPI will reset for the Exhibit for Pzena Investment
Management, LLC.
6.The fees listed in the attached Exhibit for Pzena Investment Management, LLC shall be effective for a period of five (5) years from the Effective Date.

2
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jeff Rauman	By: /s/ Greg Farley
Name: Jeff Rauman	Name: Greg Farley
Title: President	Title: Senior Vice President
Date: 9/4/24	Date: 9/5/2024

3
ADVISOR SERIES TRUST
Servicing Agreement
Exhibit for Pzena Investment Management, LLC
Name of SeriesDate Added
Pzena Mid Cap Value FundOn or after March 20, 2014
Pzena Emerging Markets Value FundOn or after March 20, 2014
Pzena Small Cap Value FundOn or after March 9, 2016
Pzena International Small Cap Value FundOn or after June 14, 2018
Pzena International Value FundOn or after June 10, 2021
Multiple Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF
COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at August 1, 2024
Annual Fee Based Upon Average Net Assets at Fund Complex Level*
5 basis points on the first $___
4 basis points on the next $___
3 basis points on the next $___
2 basis points on the balance
Minimum annual fee: $___ per fund1 (normally $___ per fund)
Additional fee of $___ for each additional class1
Additional fee of $___ per manager/sub-advisor per fund1
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee calculation, the fees in excess of the minimum will be allocated to each fund based on the percent of AUM.
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Section 15(c) Reporting
$___ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source.
The creation of the reporting package involving other data sources is to be created by the third-party source and client.
CCO Annual Fees (Per Advisor Relationship/Fund)*
$___ for the first advisor managed fund
$___ for funds 2-5 managed by the advisor
$___/fund over 5 funds managed by the advisor
$___ / sub-advisor per fund

4

5
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$___ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$___ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$___ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$___ – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$___ – Interest Rate Swaps, Foreign Currency Swaps
o$___ – Swaptions
o$___ – Credit Default Swaps
$___- Intraday money market funds pricing, up to 3 times per day
$___ per Month Manual Security Pricing (>25per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)
$___ per Foreign Equity Security per Month for Corporate Action Services
$___ per Domestic Equity Security per Month for Corporate Action Services
$___ per CMO and Asset Backed Security per Month for Factor Services
$___ per Mortgage-Backed Security per Month for Factor Services
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$___ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
$___ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
$___ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P, Dow Jones, CBOE, and HFRI Indexes
$___ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
$___ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
$___ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P
Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.

6
SEC Modernization Requirements
Form N-PORT – $___ per year, per Fund
Form N-CEN – $___ per year, per Fund
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to two).
Emerging Markets Capital Gains
Fund Services has agreed to evenly split the cost of receiving weekly capital gains reports from the tax agent with Pzena Investment Management, LLC. Fund Services shall provide Pzena Investment
Management, LLC a monthly credit on the Fund Services invoice equal to Fund Services’ portion of the tax agent report fee.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary)
and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing,
Section 15(c) reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new derivatives risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

7
Multiple Series Trust
TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES
FEE SCHEDULE at August 1, 2024
Annual Service Charges to the Fund*
Base Fee Per CUSIP$___ /year (Normally $18,000/CUSIP)
NSCC Level 3 Accounts$___ /open account
No-Load Fund Accounts$___ /open account
Load Fund Accounts$___ /open account
Closed Accounts$___ /closed account
Services Included in Annual Base Fee Per CUSIP
DST NSCC Charge
MFx Report Source
Activity Charges
Manual Shareholder Transaction & Correspondence$___ /event
Omnibus Account Transaction$___ /transaction
Telephone Calls$___ /minute
Voice Response Calls$___ /call
Daily Valuation/Manual 401k Trade$___ /trade
CUSIP Setup Charge
$___ / CUSIP
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund
Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed
.

8
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
FAN Web Select (Fund Groups under 50,000 open accounts)
−Implementation - $___ /fund group – includes up to 10 hours of technical/BSA support
−Annual Base Fee - $___ /year
FAN Web Direct (API) – Quoted Separately
Customization - $___ /hour
Activity (Session) Fees:
−Inquiry - $___ /event
−Account Maintenance - $___ /event
−Transaction – financial transactions, reorder statements, etc. - $___ /event
−New Account Set-up - $___ /event (Not available with FAN Web Select)
Strong Authentication:
−$___ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $___ /year
Per Record Charge
−Rep/Branch/ID - $___
−Dealer - $___
Price Files - $___ or $___ /user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
−Inquiry - $___ /event
−Per broker ID - $___ /month per ID
Transaction Processing
−Implementation - $___ /management company
−Transaction – purchase, redeem, exchange, literature order - $___ /event
−New Account Setup – $___ /event
−Monthly Minimum Charge - $___ /month
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
Implementation Fees
−Develop eBusiness Solutions Software - $___ /fund group
−Code Print Software - $___ /fund group
Load charges
−$___ /image
Archive charge (for any image stored beyond 2 years)
−$___ /document
*Normal Vision ID and activity charges also apply.

9
FAF Money Market Fund Service Organizations
$___ /money market share class per year
Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$___ /qualified plan account or Coverdell ESA account (Cap at $___ /SSN)
$___ /transfer to successor trustee
$___ /participant distribution (Excluding SWPs)
$___ /refund of excess contribution
$___ /reconversion/recharacterization
Additional Shareholder Paid Fees
$___ /outgoing wire transfer or overnight delivery
$___ /telephone exchange
$___ /return check or ACH or stop payment
$___ /research request per account (Cap at $___ /request) (This fee applies to requests for statements older than the prior year)
Literature Fulfillment Services*
Account Management
−$___ /month (account management, lead reporting and database administration)
Out-of-Pocket Expenses
−Kit and order processing expenses, postage, and printing
Inbound Teleservicing Only
−Account Management - $___ /month
−Call Servicing - $___ /minute
Lead Conversion Reporting (Closed Loop)
−Account Management- $___ /month
−Database Installation, Setup -$___ /fund group
−Specialized Programming - (Separate Quote)*
*Fees exclude postage and printing charges.
Advisor’s signature below acknowledges approval of the above fee schedules.
Pzena Investment Management, LLC
By: /s/ Allison Fisch
Name: Allison Fisch
Title: President
Date: September 4, 2024